As filed with the Securities and Exchange Commission on January 22, 2002
Registration No. 333–83627

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
TO
Form S–3

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	1285 Drummers Lane,	51–0267091
(State or other jurisdiction of	Wayne, Pennsylvania 19087	(I.R.S. Employer
incorporation or organization)	(610) 341–8700	Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lawrence A. Gross, Esquire
Vice President and General Counsel
SunGard Data Systems Inc.
1285 Drummers Lane, Wayne, Pennsylvania 19087
(610) 341–8700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

     The registrant hereby requests that this Post-Effective Amendment No. 1 become effective as soon as practicable pursuant to Section 8(c) of the Securities Act of 1933.

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

     On July 23, 1999, SunGard Data Systems Inc. ("SunGard") filed Registration Statement No. 333-83627 on Form S-3, as it was amended and supplemented from time to time thereafter to register 34,214 shares of common stock, $.01 par value per share, of SunGard ("Common Stock") owned by the selling stockholders listed therein (the "Selling Stockholders").

     Pursuant to an undertaking made in Item 17 of the Registration Statement, SunGard hereby removes from registration all shares of Common Stock that have not been sold by the Selling Stockholders pursuant to such Registration Statement during the effective period.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

SunGard Data Systems Inc.

Date: January 18, 2002	By: /s/ Michael J. Ruane
Michael J. Ruane,
Chief Financial Officer and Senior Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

*	Chief Executive Officer	January 18, 2002
and Chairman of the
James L. Mann	Board of Directors
(principal executive officer)

*	President, Chief Operating	January 18, 2002
Officer and Director
Cristóbal Conde

/s/ Michael J. Ruane	Chief Financial Officer and	January 18, 2002
Senior Vice President-Finance
Michael J. Ruane	(principal financial officer)

*	Vice President and Controller	January 18, 2002
(principal accounting officer)
Andrew P. Bronstein

*	Senior Vice President-Strategy	January 18, 2002
and Director
Till M. Guldimann

*	Director	January 18, 2002

Gregory S. Bentley

*	Director	January 18, 2002

Michael C. Brooks

*	Director	January 18, 2002

Henry C. Duques

*	Director	January 18, 2002

Ramon De Oliveira

*	Director	January 18, 2002

Albert A. Eisenstat

*	Director	January 18, 2002

Bernard Goldstein

*	Director	January 18, 2002

Michael Roth

*	Director	January 18, 2002

Malcolm I. Ruddock

*	Director	January 18, 2002

Lawrence J. Schoenberg

*By: /s/ Michael J. Ruane

Michael J. Ruane, Attorney-in-fact